EXHIBIT 99.3

AMPHENOL CORPORATION

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

Explanatory note

The following unaudited pro forma combined condensed financial information has been derived by the application of pro forma adjustments to the historical consolidated financial statements of Amphenol Corporation (“Amphenol” or the “Company”) and Connection Systems (“TCS”) for the periods indicated. The pro forma adjustments assume the acquisition of TCS was completed as of September 30, 2005 for the pro forma balance sheet and as of the beginning of the periods presented for the pro forma statements of operations in accordance with the terms of the Asset and Stock Purchase Agreement (the “Agreement”) dated October 10, 2005 and financed with amounts drawn under the Company’s existing revolving credit facilities. The pro forma adjustments are based upon available information and reflect a reasonable estimate of the effects of the TCS acquisition for the periods presented on the basis set forth herein. The Company has also included a supplemental disclosure in Note 4 to the unaudited pro forma combined condensed financial information. This disclosure presents a summary of costs that are not expected to be incurred in the future. These costs include nonrecurring restructuring costs, a nonrecurring gain on sale of a business and known cash savings realized at or immediately following the acquisition date relating to (1) reduced employee benefit costs and (2) elimination of allocations for centralized services by TCS’s former parent company that will not be incurred by the combined company.

Amphenol accounted for the acquisition as a purchase using the accounting standards established in Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations, and, accordingly, the excess purchase price over the fair market value of the underlying net assets acquired was allocated to goodwill. It is anticipated that the final assessment of values will not differ materially from the preliminary assessment used in the accompanying pro forma combined condensed financial information.

The required unaudited pro forma statement of operations for the latest available fiscal year, is based on Amphenol’s and TCS’s statement of operations for the year ended December 31, 2004. The required unaudited pro forma statement of operations for the latest available interim period is based on Amphenol’s and TCS’s statements of operations for the nine months ended September 30, 2005 and October 2, 2005, respectively. The required unaudited pro forma balance sheet for the latest available interim period is based on Amphenol’s balance sheet as of September 30, 2005 and TCS’s balance sheet as of October 2, 2005.

The unaudited pro forma financial information is presented for informational purposes only and does not purport to represent what our financial position or results of operations would have been had the TCS acquisition in fact occurred on the dates assumed, nor is it necessarily indicative of the results that may be expected in future periods. The unaudited pro forma combined condensed financial information has been prepared from, and should be read in conjunction with, the historical consolidated financial statements and notes thereto in (1) the Amphenol Corporation Annual Report on Form 10-K for the year ended December 31, 2004, (2) the Amphenol Corporation Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, and (3) TCS’s combined financial statements included in Exhibits 99.1 and 99.2 to this Form 8-K/A.

AMPHENOL CORPORATION

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2004

(Dollars in thousands except per share data)

	Amphenol	TCS	Pro Forma Adjustments (Note 2)		Pro Forma Combined
Net sales	$1,530,446	$410,388	$—		$1,940,834
Costs and expenses:
Cost of sales, excluding depreciation and amortization	999,965	308,903	(137	)(a)(b)	1,308,731
Depreciation and amortization expense	38,829	25,164	(7,984	)(c)	56,009
Selling, general and administrative expense	215,008	53,665	(313	)(a)	268,360
Restructuring and other charges	—	4,148	—		4,148
Gain on sale of a business	—	(865)	—		(865)
Operating income	276,644	19,373	8,434		304,451
Interest expense	(22,540)	(114)	(21,847	)(d)	(44,501)
Other expenses, net	(6,663)	(267)	(375	)(d)	(7,305)
Income from operations, before income taxes	247,441	18,992	(13,788)		252,645
Provision for income taxes	(84,130)	(888)	(881	)(e)	(85,899)
Net income	$163,311	$18,104	$(14,669)		$166,746

Net income per common share – Basic	$1.86				$1.89
Average common shares outstanding – Basic	88,023,082				88,023,082

Net income per common share – Diluted	$1.82				$1.86
Average common shares outstanding - Diluted	89,736,656				89,736,656

See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Information.

AMPHENOL CORPORATION

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005

(Dollars in thousands except per share amounts)

	Amphenol	TCS	Pro Forma Adjustments (Note 2)		Pro Forma Combined
Net sales	$1,300,032	$289,507	$—		$1,589,539
Costs and expenses:
Cost of sales, excluding depreciation and amortization	831,266	221,993	262	(a)(b)	1,053,521
Depreciation and amortization expense	36,577	17,847	(5,946	)(c)	48,478
Selling, general and administrative expense	182,721	37,977	(190	)(a)	220,508
Restructuring and other charges	—	7,736	—		7,736
Gain on sale of a business	—	(612)	—		(612)
Operating income	249,468	4,566	5,874		259,908
Interest expense	(16,726)	(27)	(16,386	)(d)	(33,139)
Other expenses, net	(5,686)	464	(281	)(d)	(5,503)
Refinancing cost	(2,398)	—	—		(2,398)
Income from operations, before income taxes	224,658	5,003	(10,793)		218,868
Provision for income taxes	(74,139)	(595)	2,508	(e)	(72,226)
Net Income	$150,519	$4,408	$(8,285)		$146,642

Net income per common share – Basic	$1.70				$1.66
Average common shares outstanding – Basic	88,387,769				88,387,769

Net income per common share –Diluted	$1.67				$1.62
Average common shares outstanding – Diluted	90,294,496				90,294,496

See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Information.

AMPHENOL CORPORATION

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

AS OF SEPTEMBER 30, 2005

(Dollars in thousands)

	Amphenol	TCS	Pro Forma Adjustments (Note 3)		Pro Forma Combined
ASSETS
Current Assets:
Cash and short-term cash investments	$38,061	$—	$—		$38,061
Accounts receivable, net	241,047	64,311	(7,908	)(a)	297,450
Inventories	270,544	52,546	969	(b)	324,059
Prepaid expenses and other assets	36,133	7,030	(486	)(a)	42,677
Total current assets	585,785	123,887	(7,425)		702,247
Land and depreciable assets, net	209,988	100,404	(63,616	)(a)(c)	246,776
Deferred debt issuance costs	1,871	—	750	(d)	2,621
Goodwill	643,825	47,029	175,922	(e)	866,776
Deferred taxes and other assets	31,471	2,620	42,750	(a)(e)	76,841
	$1,472,940	$273,940	$148,381		$1,895,261

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$149,834	$21,323	$(1,564	)(a)	$169,593
Accrued interest	4,088	—	—		4,088
Accrued expenses	117,278	26,186	(17,901	)(a)	125,563
Dividend payable	2,714	—	—		2,714
Current portion of long-term debt	15,247	—	—		15,247
Total current liabilities	289,161	47,509	(19,465)		317,205
Long-term debt	425,675	—	394,277	(f)	819,952
Accrued pension and post employment benefit obligations	92,867	—	—		92,867
Other liabilities and other liabilities	31,437	—	—		31,437

Total shareholders’ equity	633,800	226,431	(226,431)		633,800
	$1,472,940	$273,940	$148,381		$1,895,261

See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Information.

AMPHENOL CORPORATION

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

(Dollars in thousands)

Note 1 – Basis of Presentation

The Unaudited Pro Forma Combined Condensed Financial Information assumes that the TCS acquisition actually occurred as of September 30, 2005 for the pro forma balance sheet and as of beginning of the period presented for the pro forma statements of operations and was accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations. Accordingly, the purchase price was allocated first to the tangible and identifiable intangible assets and then to the liabilities of TCS based upon their fair market values. The excess purchase price over the fair market value of the underlying net assets acquired was allocated to goodwill. It is anticipated that the final assessment of values will not differ materially from the preliminary assessment used in the accompanying pro forma financial information.

In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets,” amortization of goodwill and indefinite life intangible assets is replaced with annual impairment tests. The Company will perform annual impairment tests to determine whether an impairment charge related to the carrying value of the Company’s recorded goodwill is necessary.

Note 2 – Statement of Operations Pro forma Adjustments

(a)          Reflects the benefit related to the reduction in cost resulting from Teradyne’s pension plan, which was not assumed by Amphenol, as set forth in the following table.

	Nine Months Ended September 30, 2005	Year ended December 31, 2004

Cost of sales	$638	$1,337
Selling, general and administrative expense	190	313
Total	$828	$1,650

(b)          Reflects the operating lease expense related to certain property which is owned by Teradyne and will be leased prospectively ($900 and $1,200 for the nine months ended September 30, 2005 and the year ended December 31, 2004, respectively).

(c)          Represents amortization of identifiable intangibles, the elimination of depreciation related to certain fixed assets not acquired as well as the reduction in depreciation resulting from the net reduction in the values of the property and equipment from their historical cost to their fair values, as set forth in the following table.

	Nine Months Ended September 30, 2005	Year Ended December 31, 2004

Amortization of intangibles	$3,495	$4,660
Depreciation of fixed assets not acquired	(708)	(1,000)
Depreciation adjustment related to fixed asset step-down	(8,733)	(11,644)

Total	$(5,946)	$(7,984)

(d)          Represents interest expense, amortization of the related financing costs and incremental recurring bank fees resulting from financing the acquisition, as set forth in the following table:

	Nine Months Ended September 30, 2005	Year ended December 31, 2004
Revolving credit facility (i)	$16,264	$21,685
Amortization of deferred financing costs (ii)	122	162
Total interest expense	$16,386	$21,847

Bank fees (iii)	$281	$375

(i)             Reflects pro forma interest expense on the revolving credit facility assuming approximately $394,277 of borrowings and an interest rate of 5.5%.

(ii)          Reflects the amortization of deferred financing fees of $750 related to the increase in the aggregate commitments of Amphenol’s revolving credit facility over the expected remaining term.

(iii)       Reflects the pro forma facility fee of .15% on the $250 million increase in the borrowing capacity on the revolving credit facility.

(e)          Income tax expense (benefit) using the Amphenol effective tax rate of 34% for the year ended December 31, 2004 and 33% for the nine months ended September 30, 2005.

Note 3 – Balance Sheet Pro forma Adjustments

(a)          Reflects the assets and liabilities not acquired in connection with the acquisition, as set forth in the following table.

Accounts receivable	$7,908
Prepaid expenses and other assets	486
Land and depreciable assets, net	23,404
Deferred taxes and other assets	2,550
Accounts payable	(1,564)
Accrued expenses	(17,901)
Net assets	$14,883

(b)          Reflects the adjustment in the value of the inventory from the historical cost to fair value.

(c)          Reflects the net reduction in the values of the property and equipment from their historical cost to their fair values ($40,212).

(d)          Reflects the deferred financing costs related to the increase in the aggregate commitments of Amphenol’s revolving credit facility, which will be amortized over the term of the revolving credit facility.

(e)          Reflects the goodwill and identifiable intangibles recorded in conjunction with the purchase accounting, as set forth in the following table.

Goodwill	$222,951
Identifiable intangibles	45,300

Intangible assets and their related fair values consist of the appraised value of (1) license agreements ($6.1 million), (2) proprietary technology ($30.2 million) and (3) customer relationships ($9.0 million). These items constitute identifiable intangible assets subject to amortization. Value assigned to license agreements, proprietary technology and customer relationships will be amortized on a straight-line basis over their useful lives, determined to be 4 to 8 years, 15 years and 5 years, respectively.

(f)            Reflects the funds drawn under the Company’s existing revolving credit facilities to finance the acquisition including the deferred financing fees related to the increase in the aggregate commitments of Amphenol’s revolving credit facility. For purposes of the accompanying unaudited pro forma financial information, the purchase price of $384.7 million has been used, which includes a post-closing purchase price adjustment of ($5.3) million. In addition, the Company incurred approximately $8.8 million of related expenses.

Note 4 – Supplemental Forward Looking Pro Forma Disclosure

To supplement our pro forma combined financial information presented in accordance with GAAP, the Company uses certain measures which are adjusted from our pro forma GAAP amounts based upon actions taken either on the purchase date or known subsequent changes in cost structure, the results of which are as shown below. These adjustments are provided to enhance the user’s overall understanding of our current and expected financial performance and are “forward looking”. The adjustments are presented for informational purposes only and do not purport to represent what our financial position or results of operations would have been had the TCS acquisition in fact occurred on the dates assumed, nor are they necessarily indicative of the results that may be expected in future periods. Such information should be considered as subject to uncertainties that exist in the Company’s operations and business environment. The following table sets forth cash savings that are expected to be achieved as of or immediately following the acquisition date as well as the reversal of non recurring restructuring costs and nonrecurring gains on the sale of a business which management does not expect to recur in the future. This information is included to assist investors and management in assessing the Company’s operating results in a manner that is focused on the performance of the Company’s ongoing combined operations.

	Nine Months Ended September 30, 2005	Year Ended December 31, 2004

Benefit of reduction in employee related benefits (i)	1,900	3,430
Benefit of reduction in Teradyne historical corporate allocation (ii)	6,000	8,000
Reversal of nonrecurring restructuring costs (iii)	7,736	4,148
Reversal of nonrecurring gains on the sale of a business (iv)	(612)	(865)
Total	$15,024	$14,713

(i)            In conjunction with the acquisition, TCS's historical management incentive plan was terminated and replaced by an incentive plan which has higher profitability targets. These targets would not have been achieved at TCS's historic profitability levels and, as such, the related expense would not have been incurred.

(ii)           Teradyne had historically allocated corporate general and administrative costs to TCS. Such costs included information technology, human resources, tax, legal, corporate treasury and finance as well as executive administration related items. The acquisition agreement included the hiring of certain Teradyne employees and assumption of certain agreements that related to services performed by Teradyne for TCS. In addition, Amphenol assumed the performance of certain tax and treasury functions for TCS. This adjustment represents the excess of the amount charged to TCS by Teradyne for those centralized services over the actual cost incurred by TCS and Amphenol since the acquisition.

(iii)          Teradyne had significant restructuring activities in 2004 and 2005 at TCS resulting in related expenses. No significant restructuring activities are expected to take place in the future, and as such, these costs are considered nonrecurring, and are therefore included above as expected savings.

(iv)          TCS had recognized gains on the sale of a business in 2004 and 2005, which are not expected to occur in the future.